Exhibit 5.1

August 13, 2007

Board of Directors

Interlink Electronics, Inc.

546 Flynn Road

Camarillo, California 93102

RE: Interlink Electronics, Inc. Form S-1 Registration Statement (File No. 333-            ).

Ladies and Gentleman,

We have acted as counsel for Interlink Electronics, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement (the “Registration Statement”) on Form S-1 under the Securities Act of 1933, as amended (the “Act”), relating to 5,952,375 shares of common stock, $0.00001 par value (the “Shares”), of the Company issuable upon the conversion of the Company’s 8% Convertible Notes and upon the exercise of certain related warrants (collectively, the “Placed Securities”) by the selling securityholders named in the Registration Statement.

We have reviewed the corporate actions of the Company in connection with this matter and have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware; and

2. The Shares are duly authorized and, when issued and sold upon conversion or exercise of the Placed Securities, and in accordance with the terms thereof and with resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus.

Very truly yours,

/s/ STOEL RIVES LLP
STOEL RIVES LLP